DITO, INC.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made this 3rd day of August, 2020, is entered into by Dito, Inc., a Delaware corporation (the “Company”), and Montrose Capital Partners Limited, a corporation formed under the laws of the United Kingdom with its principal place of business at 32-33 St. James’s Place, London SW1A 1NR (the “Consultant”).

WHEREAS, the Company and the Consultant desire to establish the terms and conditions under which the Consultant will provide services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.1 Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, the services specified on Schedule A to this Agreement using the principals, officers, employees and Subcontractors (as defined below) of the Consultant set forth on such Schedule A, and any other principal, officer or employee, Subcontractor or agent of the Consultant approved in writing by the Company (the “Personnel”). The Consultant also agrees to provide the Company with related services that may be requested from time to time by the Company. The Consultant shall not engage the services of third party contractors, subcontractors or consultants (each, a “Subcontractor”) in the performance of the services without the prior written consent of the Company, which may be granted or withheld in its sole discretion. In the event that the Company permits the Consultant to use the services of one or more Subcontractors, each such Subcontractor shall sign a written agreement agreeing to be bound by all of the provisions of this Agreement to the same extent as the Consultant and the Personnel. The Company shall have no responsibility or obligation to any such Subcontractor.

2. Term. This Agreement shall commence on the date hereof and shall continue until the second (2nd) anniversary of the date hereof (the “Term”). The Term may be extended by the mutual written consent of the Company and the Consultant at any time prior to the expiration of the Term or sooner terminated in accordance with the provisions of Section 4, being referred to as the “Consultation Period”.

3. Compensation.

3.1 Stock. In consideration for the Consultant’s services hereunder, the Company shall on the date hereof issue to, and register in the name of, the Consultant Two Million (2,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). At the option and upon written direction of the Consultant, the Company shall issue some or all of the Shares to, and register them in the name of, one or more of the Consultant’s Personnel or professional advisors (the “Share Assignees”) identified on Schedule B to this Agreement.

3.2 Expenses. Except as may be otherwise agreed between the Company and the Consultant, the Consultant shall be responsible for all business expenses incurred by the Consultant and its Personnel in connection with, or related to, the performance of the services of the Consultant hereunder.

4. Termination. This Agreement may be terminated prior to the first (1st) anniversary of the date hereof in the following manner: (a) by the non-breaching party, upon twenty-four (24) hours prior written notice to the breaching party if one party has materially breached this Agreement; or (b) at any time upon the mutual written consent of the parties hereto. In the event of termination, the Consultant shall be entitled to payment for any expenses paid or incurred the Company has theretofore agreed to reimburse. Notwithstanding the foregoing, the Company may terminate this Agreement effective immediately by giving written notice to the Consultant if the Consultant breaches or threatens to breach any provision of Section 6. In no event of termination of this Agreement, however, shall the Company be entitled to the return of, or to cancel, any of the Shares.

5. Cooperation. The Consultant shall use its best efforts in the performance of its obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform its obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business.

6. Proprietary Information and Inventions.

6.1 Proprietary Information.

(a) The Consultant acknowledges that its relationship with the Company is one of high trust and confidence and that in the course of its service to the Company it will have access to and contact with Proprietary Information. The Consultant will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the services) without written approval by an officer of the Company, either during or after the Consultation Period, unless and until such Proprietary Information has become public knowledge without fault by the Consultant.

(b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company’s business, business relationships or financial affairs, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of its service as a consultant to the Company.

(c) The Consultant’s obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company.

(d) The Consultant agrees that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Consultant or others, which shall come into its custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of its duties for the Company and shall not be copied or removed from the Company’s premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Consultant shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property.

(e) The Consultant agrees that its obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (d) above, and its obligation to return materials and tangible property set forth in paragraph (d) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant.

7. Independent Contractor Status.

7.1 The Consultant and its Personnel shall perform all services under this Agreement as “independent contractors” and not as employees or agents of the Company. The Consultant and its Personnel are not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

7.2 The Consultant and its Personnel shall have the right to control and determine the time, place, methods, manner and means of performing the services. In performing the services, the amount of time devoted by the Consultant and its Personnel on any given day will be entirely within the Consultant’s and its Personnel‘s control, and the Company will rely on the Consultant and its Personnel to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant and its Personnel will provide all equipment and supplies required to perform the services. The Consultant and its Personnel are not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant and its Personnel shall meet with representatives of the Company at a location to be designated by the parties to this Agreement.

7.3 In the performance of the services, the Consultant and its Personnel have the authority to control and direct the performance of the details of the services, the Company being interested only in the results obtained.

7.4 The Consultant and its Personnel shall not use the Company’s trade names, trademarks, service names or service marks without the prior approval of the Company.

7.5 The Consultant and its Personnel and any Share Assignees shall be solely responsible for all federal, state and foreign income and other taxes relating to the compensation received hereunder.

8. Non-Exclusivity. Subject to the Consultant’s obligations in Section 6 above, the Consultant and its Personnel retain the right to contract with other companies or entities for their consulting services without restriction. The Company retains a right to contract with other companies and/or individuals for consulting services without restriction.

9. Remedies. The Consultant and its Personnel acknowledge that any breach of the provisions of Section 6 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant and its Personnel agree, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and its Personnel and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting a bond.

10. Representations, Warranties and Covenants.

10.1 The Consultant hereby covenants that it shall be liable for the acts and omissions of the Personnel, including without limitation any breach of this Agreement or violation of law.

10.2 The Consultant hereby represents, warrants and covenants that it and the Personnel have the skills and experience necessary to perform the services, that it and the Personnel will perform said services in a professional, competent and timely manner, that it has the power to enter into this Agreement and that its and the Personnel’ performance hereunder will not infringe upon or violate the rights of any third party or violate any federal, state or municipal laws.

10.3 The Consultant hereby represents and warrants that:

(a) The Consultant’s and its Personnel’s performance of the terms of this Agreement and the performance of the services hereunder as a consultant of the Company do not and will not breach any agreement with any third party to which the Consultant and/or its Personnel are a party (including, without limitation, any nondisclosure or non-competition agreement), and that the Consultant and its Personnel will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others

(b) The Consultant is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Consultant understands and acknowledges that the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws and are restricted securities within the meaning for Rule 144(a)(3) under the Securities Act, and will we issued to the Consultant pursuant to available exemptions or exclusions from the registration requirements of the Securities Act and applicable state and foreign securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Consultant further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares, other than the Share Assignees as disclosed on Schedule B to this Agreement.

(c) The Consultant understands that no public market for the Company’s Common Stock now exists and that there may never be an active public market for the Shares acquired under this Agreement.

(d) The Consultant is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Shares and Exchange Commission under the Securities Act..

(e) The Consultant realizes that because of the inherently speculative nature of business activities of the kind contemplated by the Company, the Company’s financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Shares.

(f) In evaluating the suitability of an investment in the Company, the Consultant has not relied upon any representation or information (oral or written) with respect to the Company or the Shares, or otherwise, other than as stated herein. No oral or written representations have been made, or oral or written information furnished, to the Consultant or its advisors, if any, in connection with the Company or the Shares which are in any way inconsistent with the information contained herein.

(g) The Consultant, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto

(h) The Consultant has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to its receipt of the Shares.

(i) The Consultant understands that it may have to hold the Shares indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The certificates evidencing the Shares will bear legends to the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, A LOCK-UP AGREEMENT, AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF.”

Appropriate notations will be made in the Company’s stock books to the effect that the securities included in the Shares have not been registered under the Securities Act or applicable state securities laws. Stop transfer instructions will be placed with the transfer agent of the Shares, if any.

10.4 The Consultant understands that as a material inducement to the Company to issue the Shares, it agrees to sign, and/or cause each of the Share Assignees to sign, as applicable, (A) a lock-up agreement with respect to the Shares (the “Consultant Lock-Ups”) such that the Consultant and/or the Share Assignees, as applicable, will not during the period commencing on the issuance of the Shares and ending on the twelfth (12th) month from the date the Shares are listed or accepted and posted for trading on any market tier of NASDAQ or the New York Stock Exchange (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, or (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, provided, that the Consultant Lock-Ups shall be on terms no more restrictive than lock-up agreements between the Company and its officers, directors and/or other holders of 5% or more of a class of the Company’s outstanding stock, and that if any such other agreements shall be amended to make them less restrictive than the foregoing, then the Consultant Lock-Ups shall be deemed automatically similarly amended, and if the Company waives or releases the restriction under any such other agreements in whole or in part, it shall likewise waive or release the restriction under the Consultant Lock-Ups to the same extent, and if in part, pro rata among the Consultant and Share Assignees and the other locked-up parties based on their respective numbers of shares, and (B) the accredited investor certificate attached hereto Schedule C to this Agreement.

11. Registration Rights.

11.1 The Company shall promptly amend its resale Registration Statement on Form S-1 confidentially filed with the Securities and Exchange Commission on July 21, 2020 (the “Form S-1”) to include the Shares and the holders of the Shares as selling stockholders therein, and shall use its commercially reasonable efforts to cause the Form S-1 to become effective as soon as practicable and thereafter to maintain the effectiveness thereof for three (3) years from the date it is first declared effective. If for any reason the Form S-1 is withdrawn by the Company or otherwise does not become effective, and the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Shares, the Company shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the holders of the Shares of its intention to effect such a registration and shall include in such registration all Shares with respect to which the Company has received written requests for inclusion from the holders of Shares within ten (10) days after the Company’s notice has been given to each such holder. If any Piggyback Registration Statement pursuant to which holders of Shares have registered the offer and sale of Shares is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement.

12. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section.

13. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

15. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

16. Non-Assignability of Contract. Except as expressly provided herein, the Consultant shall not have the right to assign any of its rights or delegate any of its duties without the express written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

18. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by Consultant.

19. Miscellaneous.

19.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

19.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

19.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

COMPANY:

DITO, INC.

By: /s/ Jason Drummond Name: Jason Drummond Title: CEO

CONSULTANT:

MONTROSE CAPITAL PARTNERS LIMITED

By: /s/ Mark Tompkins Name: Mark Tompkins Title: CEO

SIGNATURE PAGE TO CONSULTING AGREEMENT

SCHEDULE A

DESCRIPTION OF SERVICES

• Introductions to investment banks and research analysts

• Media introductions

• Advising the Company with regard to the financial structure and terms of any proposed financing or other strategic transaction that might be realized in the current market environment and assisting the Corporation in structuring and negotiating the financial aspects of any such transaction or transactions

Neither Montrose nor any of its affiliates or associates is, or is affiliated with, a registered broker, dealer or investment advisor. Montrose will not provide investment, tax or legal advice.

PERSONNEL

Mark Tompkins

Ian Jacobs

SCHEDULE B

SHARE ASSIGNEES

Mark Tompkins	1,834,000 shares

Ian Jacobs	150,000 shares

Sichenzia Ross Ference LLP	12,000 shares

Barrett DiPaolo	4,000 shares

SCHEDULE C

U.S. ACCREDITED INVESTOR CERTIFICATE

TO: Dito, Inc. (the "Company")

Capitalized terms not specifically defined in this Schedule “C” have the meanings ascribed to them in the Consulting Agreement to which this Schedule “C” is attached.

In connection with the issuance of the Shares by the Company pursuant to Section 3.1 of the Agreement to the undersigned, the undersigned hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

1. The undersigned understands that the Shares of the Company have not been and will not be registered under the Securities Act or under the securities (“blue sky”) laws of any state of the United States, and that the sale contemplated hereunder is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act (“U.S. Accredited Investor”) pursuant to available exemptions from the registration requirements of the Securities Act;

2. The undersigned is acquiring the Shares as principal for its own account, for investment purposes, and not with a view to any resale, distribution or other disposition of the Shares in any transaction that would be in violation of the securities laws of the United States or any state thereof, subject, nevertheless, to the disposition of its property being at all times within its control;

3. The undersigned understands and acknowledges that the Shares are “restricted securities”, as such term is defined under Rule 144(a)(3) under the Securities Act, and, subject to the lock-up period required under the lock-up agreement executed pursuant to Section 10.4 of the Agreement, agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Shares it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Shares (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except pursuant to available exemptions from the registration requirements of the Securities Act and applicable state securities laws.

4. it is a U.S. Accredited Investor that satisfies one or more of the categories of "accredited investor" as indicated below (the Subscriber must initial on the appropriate line(s) writing "SUB" for the Subscriber and "BP" for each beneficial purchaser, if any):

_________	(i)

A bank as defined in section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_________	(ii)	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

_________	(iii)

An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_________	(iv)

A director, executive officer, or general partner of the corporation of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that corporation;

_________	(v)	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds US$1,000,000;

Note: For purposes of calculating “net worth” under this paragraph:

(a) the person’s primary residence shall not be included as an asset;

(b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

_________	(vi)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_________	(vii)

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act; or

_________	(viii)	An entity in which all of the equity owners are accredited investors;

5. The undersigned understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the certificates representing the Shares and all certificates issued in exchange therefor or in substitution thereof, will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, A LOCK-UP AGREEMENT, AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF. “

6. The undersigned acknowledges that it has not purchased the Shares through or as a result of any “directed selling efforts” (as defined in Regulation S promulgated under the Securities Act) or any “general solicitation” or “general advertising”, as such terms are used in Regulation D promulgated under the Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

7. The undersigned acknowledges that it has had the opportunity to obtain independent legal, income tax and investment advice with respect to its subscription for the Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the undersigned for purposes of giving representations, warranties and covenants under this Schedule C and the Agreement to which it is annexed, and the Company does not bear any responsibility whatsoever for any such matter; and

8. The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining its suitability for an exemption and the issuance of the Shares to it and the undersigned agrees to indemnify the Company and its counsel against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing